Exhibit 99.1

athenahealth Announces New Executive Roles and Responsibilities

Tim O’Brien to Become Chief Marketing Officer; Rob Cosinuke to Head Leadership Institute; Dan Haley Named General Counsel; Kyle Armbrester to Hold Chief Product Officer Position

WATERTOWN, Mass., September 9, 2015 — athenahealth, Inc. (ATHN), a leading provider of cloud-based services and mobile applications for medical groups and health systems, today announced several changes within the executive team’s responsibilities to support the company’s strategic goals and growth.

Tim O’Brien will become Chief Marketing Officer, effective January 2016. In this role, he will lead all marketing and Epocrates initiatives, using his leadership experience in operations as athenahealth scales. Mr. O’Brien has held several leadership roles at athenahealth, focusing on the organization’s corporate and business development, enterprise, and corporate strategy initiatives. During the past several months he has led core marketing initiatives including channels, inside sales, and client activation. Most recently, Mr. O’Brien has managed integration efforts between Epocrates and athenahealth, a responsibility he will maintain.

After nearly eight years helping lead athenahealth’s successful growth, current Chief Marketing Officer Rob Cosinuke will step down to assume a newly-created role with the athenahealth Leadership Institute, a key initiative designed to help organizations thrive as they migrate from fee-for-service to outcomes-based care. Mr. Cosinuke will remain in his current role until the end of year, continuing to work closely with Mr. O’Brien during the transition.

Dan Haley has been named General Counsel, effective immediately, replacing Daniel Orenstein, who is leaving the company to pursue new professional opportunities. Mr. Orenstein will continue to serve the company through the end of the year as an advisor to the General Counsel, providing the benefit of his long experience and ensuring a smooth and seamless transition. For the past three years Mr. Haley has served as Vice President of Government and Regulatory Affairs and Assistant General Counsel. Before joining athenahealth, Mr. Haley was a partner at the global law firm McDermott, Will & Emery and previously served in Massachusetts state government as Deputy Legal Counsel and Deputy Chief of Staff to then-Governor Mitt Romney.

The company also announced that Kyle Armbrester will assume the role of Chief Product Officer, effective immediately. He has been the Acting Chief Product Officer since May 2015.

“We have always believed that shifting responsibilities and cultivating talent internally is important for building and maintaining an outstanding team,” said athenahealth Chief Executive Officer Jonathan Bush. “We are fortunate that our bench is deep enough to move the right people to the upper ranks. Tim, Dan, and Kyle have all proven incredibly successful in multiple roles at athenahealth and have already been serving in their new roles to some extent to make sure the transitions are smooth. I am thrilled to be keeping Rob Cosinuke’s creative talent in the company. The tradition of senior leaders staying on to mentor their chosen successors is one of which this company is particularly proud. I am excited about this realignment of responsibilities; it best positions athenahealth to successfully pursue opportunities ahead as we build the health care internet.”

About athenahealth, Inc.

athenahealth is a leading provider of cloud-based services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates® and other point-of-care mobile apps. We connect care® and drive meaningful, measurable results for more than 67,000 healthcare providers in medical practices and health systems nationwide. For more information, please visit www.athenahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the realignment of executive roles and responsibilities, timing of the changes and the positioning of athenahealth to pursue future opportunities to build the health care internet. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, please see the disclosure contained in our public filings with the Securities and Exchange Commission (SEC), available on the Investors section of our website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contact:

Holly Spring

athenahealth, Inc. (Media)

media@athenahealth.com

617-402-1631

Dana Quattrochi

athenahealth, Inc. (Investors)

investorrelations@athenahealth.com

617-402-1329